Exhibit 99.1

Regency Energy Partners to Acquire Midstream Assets from Hoover Energy for $290 Million

Further Expands Footprint in Delaware Basin

DALLAS, December 23, 2013 – Regency Energy Partners LP (NYSE: RGP) (Regency) today announced plans to purchase the midstream assets of Hoover Energy Partners LP (Hoover). The acquisition, valued at approximately $290 million, will complement Regency’s existing footprint in the southern portion of the Delaware Basin and expands its services to producers into crude and water gathering.

Hoover’s midstream services include crude oil gathering, transportation and terminaling, condensate handling, natural gas gathering, treating, processing, and water gathering and disposal services. The Perry Ranch Station is a major destination for crude gathered by a customer in the region and is backed by a 20-year dedication. In addition, Hoover’s Delaware Water System is the only open-access water gathering and disposal system in the Delaware Basin.

“This acquisition further extends Regency’s presence in the Delaware Basin in West Texas and supports our goal of diversifying our service offerings to our customers by adding crude and water gathering services,” said Jim Holotik, executive vice president and chief commercial officer of Regency. “Hoover’s geographic footprint enhances our existing Permian Basin service capabilities and expands our strategic presence in the developing Bone Spring, Wolfcamp and Wolfbone producing areas.”

Regency expects the acquisition to be accretive in 2014 and to finance the acquisition by issuing approximately $98 million of Regency common units to Hoover. The remaining portion of the consideration will be funded from borrowings under Regency’s revolving credit facility. The acquisition is expected to close in the first quarter of 2014, and is subject to Hart-Scott-Rodino Antitrust Improvements Act approval and other customary closing conditions.

This release includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. Although we believe our forward-looking statements are based on reasonable assumptions and current expectations and projections about future events, we cannot give any assurance that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include the risks that these transactions may not be consummated or the benefits contemplated therefrom may not be realized. Additional risks include: volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for the Partnership as well as for producers connected to the Partnership’s system and its customers, the level of creditworthiness of, and performance by the Partnership’s counterparties and customers, the Partnership’s ability to access capital to fund organic growth projects and acquisitions, including significant acquisitions, and the Partnership’s ability to obtain debt and equity financing on satisfactory terms, the Partnership’s use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time in the Partnership’s transactions, changes in commodity prices, interest rates, and demand for the Partnership’s services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, acts of terrorism and war, industry changes including the impact of consolidations and changes in competition, the Partnership’s ability to obtain required approvals for construction or modernization of the Partnership’s facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking statements.

These and other risks and uncertainties are discussed in more detail in filings made by the Partnership with the Securities and Exchange Commission, which are available to the public. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Regency Energy Partners LP (NYSE: RGP) is a growth-oriented, master limited partnership engaged in the gathering and processing, contract compression, contract treating and transportation of natural gas and the transportation, fractionation and storage of natural gas liquids. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, please visit Regency’s website at www.regencyenergy.com.

CONTACT:

Investor Relations:

Lyndsay Hannah

Regency Energy Partners

Manager, Finance & Investor Relations

214-840-5477

ir@regencygas.com

Media Relations:

Vicki Granado

Granado Communications Group

214-599-8785

vicki@granadopr.com

2